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                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

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
/ /  Preliminary Information Statement          / /  Confidential, for Use of the Commission
/X/  Definitive Information Statement                Only (as permitted by Rule 14c-5(d)(2))

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                        Southern California Gas Company
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                (Name of Registrant As Specified in its Charter)
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                        SOUTHERN CALIFORNIA GAS COMPANY

                            ------------------------

                             INFORMATION STATEMENT

                            ------------------------

                                August 14, 1998

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

     Southern California Gas Company (the "Gas Company") is providing this Information Statement to shareholders in connection with approval of an amendment to its bylaws to provide that the Board of Directors shall consist of not less than nine nor more than seventeen directors. The exact number of directors would be fixed and may be altered, within these limits, by resolution of the Board of Directors.

     The Gas Company is a subsidiary of Pacific Enterprises. Shareholder approval of the bylaw amendment will be obtained from Pacific Enterprises and no further shareholder approval is required or is being sought.

                              THE BYLAW AMENDMENT

     The Gas Company's bylaws currently provide that the Board of Directors shall consist of not less than seven nor more than thirteen directors. The exact number of directors (currently thirteen) is fixed and may be altered, within these limits, by resolution of the Board of Directors. The bylaw amendment will increase the range of the authorized number of directors to a minimum of nine and a maximum of seventeen.

BACKGROUND, PURPOSE AND EFFECT

     The Gas Company is a subsidiary of Pacific Enterprises which owns over 99% of the Gas Company's voting shares. In recent years, the Boards of Directors of the Gas Company and Pacific Enterprises have been identical or substantially identical in membership.

     On June 26, 1998, Sempra Energy became the parent corporation of both Enova Corporation (the parent corporation of San Diego Gas & Electric Company) and Pacific Enterprises. This reorganization was effected as part of a business combination of Pacific Enterprises and Enova Corporation in which their respective holders of Common Stock became holders of Common Stock of Sempra Energy. As a consequence of the business combination, the Gas Company is now an indirect subsidiary of Sempra Energy as well as a direct subsidiary of Pacific Enterprises.

     Sempra Energy was formed solely for the purpose of effecting the business combination of Enova Corporation and Pacific Enterprises and to serve as a holding company for the two corporations and their
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subsidiaries. The Board of Directors of Sempra Energy is comprised of sixteen members, of whom eight were directors of Pacific Enterprises and eight were directors of Enova Corporation at the time the business combination was completed.

     The Gas Company, through Pacific Enterprises, contributes a very substantial portion of the consolidated assets, revenues and income of Sempra Energy. Consequently, the Gas Company and Pacific Enterprises have determined that it is in the best interests of their respective shareholders that the structure and membership of the Boards of Directors of the Gas Company and Sempra Energy be substantially identical. The bylaw amendment will further the attainment of this result.

     Accordingly, the Gas Company's Board of Directors has approved the bylaw amendment and authorized its submission to Pacific Enterprises for shareholder approval. The Board of Directors has also taken several additional actions to establish substantially identical Boards of Directors for the Gas Company and Sempra Energy.

     Effective with the completion of the business combination of Pacific Enterprises and Enova Corporation on July 26, 1998, the Gas Company's Board of Directors increased the authorized number of directors to thirteen (the maximum number currently permitted by the Gas Company's bylaws); elected six additional directors (Ann Burr, Richard A. Collato, Daniel W. Derbes, William D. Jones, Ralph R. Ocampo and Thomas C. Stickel), all of whom are also directors of Sempra Energy; and approved the bylaw amendment subject to shareholder approval by Pacific Enterprises. And, effective immediately upon Pacific Enterprises' approval of the bylaw amendment, the Board of Directors further increased the authorized number of directors to fifteen and elected two additional directors (Robert H. Goldsmith and William G. Ouchi, both of whom are also directors of Sempra Energy) to fill the vacancies created by the increase.

     The Gas Company's Board of Directors has also created six committees of the Board that are substantially identical in function to the identically named committees of Sempra Energy's Board of Directors. And, upon the election of the two additional directors that will become effective upon Pacific Enterprises' approval of the bylaw amendment, the membership of these committees will also be substantially identical to the identically named committees of Sempra Energy.

     Consequently, upon Pacific Enterprises' approval of the bylaw amendment as the majority shareholder of the Gas Company, the Boards of Directors of the Gas Company and Sempra Energy will be substantially identical in both structure and membership. Fourteen of the sixteen directors of Sempra Energy (including all of the directors who are not also officers of Sempra Energy) will also be directors of the Gas Company. Warren I. Mitchell, who is Chairman and President of the Gas Company (as well as a Group President of Sempra Energy and Chairman of San Diego Gas & Electric Company), will also continue to be a director of the Gas Company. The identically-named committees of the two boards will also be substantially identical in function and membership (and identical in membership of non-officer directors) to the identically-named committees of Sempra Energy.

                                        2
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     Corresponding similar actions have been or are being taken by Pacific
Enterprises, Enova Corporation and SDG&E. Consequently, upon the completion of these actions, the Board of Directors of Sempra Energy and each of its principal direct and indirect subsidiaries (including the Gas Company) will be substantially identical to that of Sempra Energy in structure and membership.

SHAREHOLDER APPROVAL

     Under the California General Corporation Law to which the Gas Company is subject, approval of the bylaw amendment requires the favorable vote or written consent of the holders of a majority of the Gas Company's outstanding shares. These shares consist of 91,300,000 shares of Common Stock and 862,043 shares of Preferred Stock. All of the Common Stock and 50,477 shares of the Preferred Stock, together representing approximately 99% of the outstanding shares, are owned by Pacific Enterprises.

     Pacific Enterprises has advised the Gas Company that it intends to approve the bylaw amendment by written consent as permitted by the California General Corporation Law. Accordingly, no other shareholder approval will be required for the approval of the bylaw amendment and none is being sought.

EFFECTIVENESS

     The bylaw amendment is expected to be approved by Pacific Enterprises and become effective on September 1, 1998.

                               BOARD OF DIRECTORS

     The names and additional information regarding each of the fifteen persons who will be directors of the Gas Company following shareholder approval of the bylaw amendment are set forth below. Other than Mr. Goldsmith and Dr. Ouchi, each is currently a director.

     Each director (other than Mr. Mitchell) is also a director of Sempra Energy. Mr. Mitchell is a Group President of Sempra Energy, Chairman of SDG&E and Chairman and President of the Gas Company. None of the directors is additionally compensated for services as a director of the Gas Company.

     Unless otherwise noted, each director has held the position indicated or various positions with the same or related organizations for at least the last five years.

     HYLA H. BERTEA, 58, has been a director of the Gas Company since 1993. Mrs. Bertea is a realtor with Prudential California.

        Committees:  Compensation                                      Sempra Energy
                     Corporate Governance (Chair)                      Shares: 9,085

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     ANN BURR, 51, became a director of the Gas Company in 1998. Ms. Burr is
President of Time Warner Communications.

        Committees:  Audit                                             Sempra Energy
                     Corporate Governance                              Shares: 2,200

     HERBERT L. CARTER, 65, has been a director of the Gas Company since 1993. Dr. Carter is Executive Vice Chancellor Emeritus and Trustee Professor of Public Administration of the California State University System. He is also a director of Golden State Mutual Insurance Company.

        Committees:  Executive                                         Sempra Energy
                     Public Policy (Chair)                             Shares: 1,492

     RICHARD A. COLLATO, 55, became a director of the Gas Company in 1998. Mr. Collato is President and Chief Executive Officer of the YMCA of San Diego County.

        Committees:  Audit (Chair)                                     Sempra Energy
                     Finance                                           Shares: 3,790

     DANIEL W. DERBES, 68, became a director of the Gas Company in 1998. Mr. Derbes is President of Signal Ventures. He is also a director of Oak Industries, Inc. and WD-40 Co.

        Committees:  Corporate Governance                              Sempra Energy
                     Finance (Chair)                                   Shares: 4,790

     WILFORD D. GODBOLD, JR., 60, has been a director of the Gas Company since 1993. Mr. Godbold is President and Chief Executive Officer of ZERO Corporation. He is also a director of Santa Fe Pacific Pipelines, Inc.

        Committees:  Audit                                             Sempra Energy
                     Finance                                           Shares: 3,006

     ROBERT H. GOLDSMITH, 68, will become a director of the Gas Company following shareholder approval of the bylaw amendment by Pacific Enterprises. Mr. Goldsmith is a Management Consultant.

        Committees:  Audit                                             Sempra Energy
                     Corporate Governance                              Shares: 2,297

     WILLIAM D. JONES, 43, became a director of the Gas Company in 1998. Mr. Jones is President and Chief Executive Officer of CityLink Investment Corporation. He is also a director of The Price Real Estate Investment Trust.

        Committees:  Finance                                           Sempra Energy
                     Public Policy                                     Shares: 1,771

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     IGNACIO E. LOZANO, JR., 71, has been a director of the Gas Company since
1993. Mr. Lozano is Chairman of the Board of La Opinion. He is also a director of The Walt Disney Company and Pacific Mutual Life Insurance Company.

        Committees:  Compensation                                      Sempra Energy
                     Executive                                         Shares: 2,209

     WARREN I. MITCHELL, 61, became a director of the Gas Company in 1997. Mr. Mitchell is Chairman and President of the Gas Company; Chairman of San Diego Gas & Electric Company; and Group President -- Regulated Business Units of Sempra Energy.

        Committee:   Executive (Chair)                                 Sempra Energy
                                                                       Shares: 79,500*

     RALPH R. OCAMPO, 67, became a director of the Gas Company in 1998. Dr. Ocampo is a physician and surgeon.

        Committees:  Compensation                                      Sempra Energy
                     Public Policy                                     Shares: 14,469

     WILLIAM G. OUCHI, 55, will become a director of the Gas Company following shareholder approval of the bylaw amendment by Pacific Enterprises. Dr. Ouchi is a Vice Dean and Faculty Director of Executive Education Programs and Professor of Management in the Anderson Graduate School of Management at UCLA. He is also co-chair of the UCLA School Management Program. He is also a director of Allegheny-Teledyne and First Federal Bank of California.

        Committees:  Audit                                             Sempra Energy
                     Public Policy                                     Shares: 10,000

     RICHARD J. STEGEMEIER, 70, has been a director of the Gas Company since 1995. Mr. Stegemeier is Chairman Emeritus of the Board of Unocal Corporation. He is also a director of Foundation Health Systems, Inc.; Halliburton Company; Montgomery Watson, Inc.; Northrop Grumman Corporation; and Wells Fargo Bank.

        Committees:  Compensation (Chair)                              Sempra Energy
                     Corporate Governance                              Shares: 1,503

     THOMAS C. STICKEL, 49, became a director of the Gas Company in 1998. Mr. Stickel is Chairman and Chief Executive Officer of University Venture Network. He is also a director of Onyx Acceptance Corporation; Blue Shield of California; O'Connor R.P.T.; and Scripps International, Inc.

        Committees:  Compensation                                      Sempra Energy
                     Executive                                         Shares: 1,995

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

     DIANA L. WALKER, 57, has been a director of the Gas Company since 1993. Mrs. Walker is a partner in the law firm of O'Melveny & Myers LLP which, among other firms, provides legal services to the Gas Company.

        Committees:  Audit                                             Sempra Energy
                     Finance                                           Shares: 862

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     This Information Statement is being distributed to all shareholders of the
Gas Company commencing August 14, 1998.
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* Includes 71,429 shares issuable upon exercise of employee stock options that may be exercised on or before October 15, 1998.

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